SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report: January 24, 2007

HYDROFLO, INC.
(Exact Name of Registrant as Specified in its Charter)

North Carolina	000-50355	56-2171767
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification #)

2501 Reliance Avenue, Apex, North Carolina 27539
(Address of Principal Executive Offices)

919-335-1200
(Registrant’s telephone number, including area code)

2501 Reliance Ave., Apex, NC 27539
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1.	HydroFlo Water Treatment Inc.

Item 8.01 Other Events:

HydroFlo, Inc. (hyrf.pk) announced today that HydroFlo Water Treatment, Inc has signed an agreement with 17 Machinery, LLC of Hayes VA. (www.17m2.wm), as a manufacturer’s representative for its products in the Virginia territory.  17 Machinery, LLC is well known within the industrial and governmental markets in Virginia, Washington DC and Maryland and also will assist the introduction of HWTI equipment within the Federal Government.

As a first project produced by 17 Machinery, HydroFlo Water Treatment, Inc has begun the design of an onboard treatment device to be used by the Army Corp of Engineers onboard one of their dredge vessels located in Virginia.  HWTI representatives and 17 Machinery, LLC are jointly responsible for developing this opportunity with the potential for a new product line for wastewater treatment onboard water going ships.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 24, 2005

By: /s/George A Moore III
George A. Moore III
Chief Executive Officer